UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

June 23, 2021

PRA Health Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36732	46-3640387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4130 ParkLake Avenue

Suite 400

Raleigh, NC 27612

(919) 786-8200

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of exchange on which registered	Trading symbol(s)
Common Stock, $0.01 par value	Nasdaq Global Select Market	PRAH

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2021, PRA Health Sciences, Inc., a Delaware corporation (“PRA”) amended the employment agreements of Colin Shannon (President, Chief Executive Officer and Chairman of the Board of Directors), Michael J. Bonello (Executive Vice President and Chief Financial Officer), and Christopher L. Gaenzle (Chief Administrative Officer and General Counsel) (collectively the “Named Executive Officers”) in connection with the Agreement and Plan of Merger, by and among PRA, ICON public limited company (“ICON”), ICON US Holdings Inc., and Indigo Merger Sub, Inc., dated as of February 24, 2021 (the “Merger Agreement” and the closing date of the transactions contemplated by the Merger Agreement, the “Closing”).

The employment agreements were amended to provide that: (i) the Closing constitutes a “change in control” for purposes of the Named Executive Officers’ employment agreements with PRA and any PRA equity compensation awards held by the Named Executive Officer at the time of Closing, (ii) if ICON does not make an offer of continuing employment to the Named Executive Officers on or prior to the earlier of July 1, 2021 and the day that is ten (10) days prior to the Closing on the same terms and conditions as such Name Executive Officer’s employment with PRA (including but not limited to annual salary, cash bonus opportunities, long-term incentive opportunities, role/title at ICON and work location), then the Name Executive Officer shall have grounds to terminate his employment with PRA for “good reason” under his employment agreement and experience a “qualifying termination” for purposes of his outstanding PRA equity awards at Closing, and (iii) the “bonus” component of any cash severance payable to the Named Executive Officer pursuant to his employment agreement in respect of a termination of employment during the one-year period following the Closing shall be based on such Named Executive Officer’s 2021 target bonus. If the Closing does not occur for any reason or the Merger Agreement is terminated by its terms, then the amendments are terminated, and null and void. These amendments are permitted by the terms of the Merger Agreement and are described on pages 167-168 “Interests of PRA’s Directors and Executive Officers in the Merger—PRA Executive Employment Agreements” of the PRA/ICON F-4 filed on April 27, 2021.

The foregoing summary of the employment agreement amendments does not purport to be complete and is qualified in its entirety by reference to the Form of Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Employment Agreement Amendment.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Dated: June 25, 2021	By:	/s/ Christopher L. Gaenzle
Name: Christopher L. Gaenzle
Title: Executive Vice President, Chief Administrative Officer and General Counsel